  EXHIBIT 3.2

THE BYLAWS OF

HALBERD CORPORATION

STATE OF INCORPORATION: COLORADO

ARTICLE I.

CORPORATE OFFICES AND AGENT

1. REGISTERED OFFICES. The Corporation’s registered office shall be as indicated in the Articles of Incorporation. The Corporation may change its registered office by resolution of the Board of Directors and by filing the appropriate statement with the appropriate agency of the State of Incorporation.

2. RESIDENT AGENT. The Corporation’s resident agent shall be designated by the Board of Directors and can be an individual resident or designate within the State of Incorporation. The Corporation may remove and change its resident agent by resolution of the Board of Directors and by filing the appropriate statement with the appropriate agency of the State of Incorporation. The resident agent may resign by filing written notice of resignation with the Chief Executive Officer or President of the Corporation and with the appropriate agency of the State of Incorporation. The Corporation shall promptly appoint a successor resident agent upon the resignation of or removal of the registered agent.

ARTICLE II.

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

1. SHAREHOLDERS. The shareholders of the Corporation shall be those individuals, partnerships, domestic or foreign corporations, or any other association, corporation, trust or legal entity appearing as shareholders on the stock transfer books of the Corporation.

2. MEETINGS. Any and all duly and properly organized shareholder meetings may be held in or outside of the State of Incorporation at the discretion of the Board of Directors. A shareholder may participate in a shareholder meeting by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting by a conference telephone or by other similar communications equipment constitutes presence in person at the meeting. A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize other persons to act for them by proxy at the discretion of the Board of Directors and provided that notice of such proxy is provided to the Board of Directors at least 48 hours in advance of a meeting.

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3. ANNUAL MEETING. The shareholder annual meeting for the election of Directors and transacting other business shall be held each year on or before the 15th day of May or within ninety days thereafter as determined by the Board of Directors.

4. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time and place by a majority of the Board of Directors, or as may then be required by the laws of the State of Incorporation.

5. ACTIONS BY WRITTEN CONSENT. Provided the Articles of Incorporation permit, any action required or permitted by the laws of the State of Incorporation to be taken at any duly and properly organized shareholder meeting may be taken without a meeting, without prior notice, and without a vote if written consents, setting forth the action taken, are signed by the shareholders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. To be effective, the written consents must be executed and delivered to the Corporation in the manner which may then be required by the laws of the State of Incorporation. Furthermore, any action required or permitted to be taken at any shareholder meeting may be taken without a meeting, without prior notice and without a vote, if before or after the action, all the shareholders entitled to vote consent in writing.

6. ORDER OF MEETINGS. Unless otherwise determined by the presiding officer, the order of business at all shareholders’ meetings shall be:

A.	Call of the meeting to order.

B.	Roll Call.

C.	Presentation of proof of proper notice of meeting.

D.	Presentations of Proxies, if any.

E.	Determination that a Quorum is present.

F.	Reading and approval of the minutes of the previous meeting.

G.	Reports of Officers.

H.	Reports of committees.

I.	Election of Directors, if the meeting is an annual meeting or a meeting called for that purpose.

J.	Transaction of business as set forth in the Notice.

K.	Transaction of such other business as may properly come before the meeting.

L.	Adjournment.

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7. NOTICE OF MEETINGS. Written notice of the time, place, and purposes of every shareholder meeting shall be given either personally or by mail by the Secretary not less than ten nor more than sixty days before the date of the meeting. Any notice that is mailed shall be deemed to be given when deposited in the United States Mail, with postage fully prepaid, addressed to the shareholder at the address appearing on the records of the Corporation.

8. QUORUM. The number of shares entitled to cast a majority of the votes at a shareholder meeting constitutes a quorum at the meeting. The shareholders at the meeting may continue to transact business until adjournment, regardless of the withdrawal of enough shareholders to leave less than a quorum.

9. ADJOURNMENT OF MEETINGS. Any shareholder meeting may be adjourned to another time or place (the “Adjourned Meeting”) by a majority vote of the shares present, regardless of whether a quorum is present. If a meeting is adjourned, notice of the Adjourned Meeting is not required to be given if the time and place of the Adjourned Meeting is announced at the meeting at which the adjournment occurs. The Corporation may transact any business at the Adjourned Meeting which might have been transacted at the original meeting.

10. WAIVER OF NOTICE. Any shareholder may waive notice of the time, place and purpose of any meeting by telegram, cablegram, facsimile, computer mail or other writing either before or after such meeting has been held.

11. ATTENDANCE AT MEETING. A shareholder’s attendance at a shareholder meeting, regardless of participation mechanism or proxy, in any form, shall constitute participation and a waiver of objection to the meeting. Further, the shareholder(s) in attendance waive objection to:

A.	Lack of notice or defective notice of the meeting itself; and,

B.	Consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

12. SHAREHOLDERS VOTING RIGHTS. Except as otherwise provided by the Laws of the State of Incorporation, each outstanding share of common stock is entitled to one vote on each matter submitted to a vote. A vote may be cast orally or in writing as determined by the presiding officer of the meeting. Except as otherwise provided by the Articles of Incorporation, these Bylaws or the laws of the State of Incorporation, if an action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority in attendance of the votes cast by the holders of shares entitled to vote on the action. Except as otherwise provided by the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast at an election.

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13. LIST OF SHAREHOLDERS. The secretary or agent having the responsibility of the stock transfer books for shares of the Corporation shall make and certify a complete list of shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall (1) be arranged alphabetically within each class and series, with the address of, and the number of shares held by each shareholder; (2) be produced at the time and place of the meeting; (3) be subject to inspection by any shareholder during the whole time of the meeting; and (4) be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

14. INSPECTION OF CORPORATION’S BOOKS AND RECORDS.

A. FINANCIAL STATEMENTS. The Corporation shall furnish to any shareholder upon written request, its balance sheet as of the end of the preceding fiscal year, its statement of income for the fiscal year, and if prepared by the Corporation, its statement of source and application of funds for the fiscal year.

B. BOOKS AND RECORDS. Any shareholder of record, in person or by agent, shall have the right during the usual hours of business to inspect for any purpose reasonably related to the shareholder’s interest as a shareholder the Corporation’s stock ledger, a list of its shareholders and its other books and records, if the shareholder gives the Corporation written demand (at its registered office) describing with reasonable particularity his or her purpose and the records desired to be inspected, and the records sought are directly connected with the purpose.

ARTICLE III.

BOARD OF DIRECTORS

1. NUMBER, TERM AND ELECTION. A Board of Directors shall manage the Corporation’s business and affairs. The Board of Directors shall consist of not less than one nor more than nine members. The Chairman of the Board of Directors shall be appointed by the shareholder-elected members of the Board of Directors, such appointment shall occur during the annual shareholder meeting and shall be a Non-executive Officer. Except as otherwise provided in the Articles of Incorporation, Directors shall be elected by a plurality of the shareholder votes cast at an election. Each Director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting and his or her successor has been elected and qualified or until his or her resignation or removal.

2. POWER AND AUTHORITY. The Board of Directors may exercise any power or authority permitted by the Laws of the State of Incorporation, these Bylaws, or the Articles of Incorporation and which is not directed or required to be exercised by the shareholders.

3. RESIGNATION. An elected Director may resign with thirty days written notice to the Chairman of the Board and with copy of the written notice to the CEO of the Corporation. The 30-day notice can be waived by the Chairman at his/her discretion. Any written notice of resignation shall be posted through normal information distribution channels within four business days of receipt by the Chairman and CEO.

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4. REMOVAL. Except as otherwise provided in the Articles of Incorporation, any Director or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the annual election of Directors.

5. VACANCY. Vacancies within an elected term in the Board of Directors shall be filled by a plurality vote of the members of the Board of Directors within thirty days of notice of vacancy without a shareholder vote. If a plurality vote cannot be achieved within thirty days, the Chairman of the Board of Directors shall appoint a qualified person to the post for the remainder of the term. If the vacancy is the Chairman, the elected members of the Board of Directors shall first appoint a new Chairman from within the existing Directors within ten days of the vacancy. Any appointed member shall only serve until such member is elected by the shareholders at the next annual shareholder meeting.

6. REGULAR ANNUAL MEETING. Immediately after each shareholder annual meeting the newly-elected Board of Directors shall convene without notice for purposes of electing corporate officers and to transact any other appropriate business.

7. SPECIAL MEETINGS. Special Board of Directors meetings may be held at any time in or outside the State of Incorporation upon notice by the Chairman of the Board or any Director. Written notice of the time and date of such meeting shall be given to each Director either personally or by mail, telegram or facsimile not less than ten nor more than sixty days before the date of the meeting. Any notice that is mailed shall be deemed to be given when deposited in the United States mail, with postage fully prepaid, addressed to the Director at the address appearing on the records of the Corporation. Unless otherwise indicated in the notice, any business may be transacted at the special meeting.

8. ATTENDANCE AT MEETING. A Director’s attendance at or participation in any Board of Directors meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A Director may participate in a Board meeting by means of conference telephone or similar communications equipment through which all Directors participating in a meeting can communicate with the other Directors. Participation in a meeting in this manner constitutes presence in person at the meeting. The business to be transacted at or the purposes of an annual or special meeting does not need to be specified in the notice or waiver of notice of the meeting.

9. QUORUM. A quorum of the Board of Directors shall consist of a majority of the Directors then in office. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board except as otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws.

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10. APPOINTMENT OF COMMITTEES. The Board shall have two specific committees: (1) Financial-Audit Committee; and, (2) Officer’s Compensation Committee. Further, the Chairman of the Board may designate additional committees; each committee shall be led by a shareholder elected member of the Board and may consist of duly appointed Advisors to the Board as designated by the Chairman of the Board. The Board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A majority of the members of a committee of the Board shall constitute a quorum for transaction of business, unless the Board resolution establishing the committee provides for a larger or smaller number. A committee, and each member thereof, shall serve at the pleasure of the Chairman of the Board.

11. POWERS OF COMMITTEES. A committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to do any of the following:

A.	Amend the Articles of Incorporation.

B.	Adopt an agreement of merger or consolidation.

C.	Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets.

D.	Recommend to shareholders dissolution of the Corporation or a revocation of a dissolution.

E.	Amend the Bylaws of the Corporation.

F.	Fill vacancies in the Board of Directors.

G.	Declare a distribution, dividend or to authorize the issuance of stock.

12. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at any Board of Directors meeting or a committee of the Board meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent in writing to the action. The written consent shall be filed with the minutes of the proceedings of the Board or committee. The written consents have the same effect as a vote of the Board or committee.

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ARTICLE IV.

OFFICERS

1. APPOINTMENT. The Board of Directors shall appoint the officers of the Corporation. The officers shall consist of a Chief Executive Officer, President and Chief Operating Officer, Secretary, and Chief Financial Officer and Treasurer. The Board of Director shall also appoint a Chairman of the Board, and may also appoint Vice-President or other officers and agents as it deems necessary. The terms, powers and duties of such officers and agents shall also be determined by the Board of Directors and/or any committees established by the Board for such purposes. Any two or more offices may be held by the same person. However, an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation to be executed, acknowledged or verified by two or more officers. No officer need be a Director or Shareholder. An officer shall have such authority and shall perform such duties in the management of the corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

2. TERM, REMOVAL AND RESIGNATION. The officers of the Corporation shall hold office until their successors are elected or until their resignation or removal by the Board of Directors. Subject to the terms of an employment agreement or contract, any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Subject to the terms of an employment agreement or contract, an officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice. If any office becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the Board of Directors.

3. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint a Chairman of the Board. The Chairman of the Board shall be a Board member already elected at the annual meeting of the Shareholders. The Chairman shall hold office until such time as a successor is elected or until their resignation or removal by the Board of Directors. The Chairman of the Board shall be the presiding officer at all meetings of the shareholders and Board of Directors. The Chairman of the Board shall also: (1) participate as a member in all committees established by the Board; and, (2) shall be the acting Committee Chairperson at any meeting of the Board if the appointed Committee Chairperson is absent.

4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be appointed by the Board of Directors and perform all duties as assigned by the Board of Directors. The Chief Executive Officer shall represent the corporation and/or the Board of Directors at all functions requiring a presence including public and private functions as directed by the Board. Further, the Chief Executive Officer shall be the communication conduit between the Board, the President and the Chief Financial Officer of the Company. The Chief Executive Officer shall, in the absence of a Chairman of the Board, be the presiding officer at all meetings of shareholders and of the Board of Directors.

5. PRESIDENT. The President shall be the chief operating officer of the Corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall be the presiding officer at all meetings of shareholders and of the Board of Directors. The President shall perform all of the duties usually appertaining to the office of President and chief operating officer of a Corporation. The President shall have general charge, subject to the direction of the Chairman of the Board and the Chief Executive Officer, of the daily business affairs of the Corporation. The President shall have such other powers and duties as may be assigned by the Chairman of the Board of Directors and the Chief Executive Officer.

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6. VICE-PRESIDENT. In the event the Chief Executive Officer, together with the President of the Corporation shall appoint a Vice-President, the Vice-President shall perform all the duties usually appertaining to that office, subject to the control of the President. The Vice-President shall also exercise the duties of the President in the absence of the President; provided, if there is more than one Vice-President, the Chairman of the Board of Directors, together with the Chief Executive Officer, shall decide who shall exercise the duties of the President in the absence of the President. The Vice-President shall also perform any other duties as assigned by the Board of Directors.

7. SECRETARY. The Secretary shall attend and keep the minutes of the shareholders’ and Directors’ meetings. The Secretary shall have custody of the corporate seal and all records, papers, books and files of the Corporation, except the books of account. The Secretary shall issue notice of all meetings required by the Bylaws, affix the corporate seal to all instruments of the company requiring the same and attest the same by his or her signature whenever such attestation shall be required. The Secretary shall perform all of the duties usually appertaining to the office of Secretary of a Corporation, subject to the control of the President. The Secretary shall also perform any other duties as assigned by the Board of Directors.

8. ASSISTANT SECRETARY. In the event the Secretary of the Corporation deems it necessary and with approval of the Chairman of the Board of Directors, the Secretary shall appoint an Assistant Secretary, the Assistant Secretary shall at all times act as an assistant to the Secretary and have such powers and perform such duties as shall be assigned to him by the Secretary or Board of Directors. The Assistant Secretary shall possess the powers and perform the duties of the Secretary in the absence or disability of the Secretary. If the Secretary and Assistant Secretary are at the same time absent or unable to perform their duties, the Board of Directors may appoint a Secretary pro tempore with powers and duties to act as Secretary during the absence and disability of both the Secretary and Assistant Secretary.

9. TREASURER. The Treasurer shall be the Chief Financial Officer of the corporation and shall have custody of all corporate funds and securities. The Treasurer shall keep in books belonging to the Corporation, full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all monies, securities and other valuable effects in the name of the Corporation, in such depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse funds of the Corporation as ordered by the Board, taking vouchers for such disbursements, and shall render to the Chief Executive Officer, Chairman and Directors at the regular meetings of the Board, and whenever requested by them, an account of the Corporation. The Treasurer, subject to the control of the Chief Executive Officer, shall also perform all duties incident to the office of Treasurer and Chief Financial Officer. The Treasurer shall also perform additional powers and duties as may be assigned by the Board of Directors.

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10. EXECUTION OF INSTRUMENTS. The Board of Directors shall have the power to designate the officers and agents who shall have the authority to execute any instrument on behalf of the Corporation. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the officers authorized to execute, the Chief Executive Officer or President in combination with the Secretary or Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto.

ARTICLE V.

CAPITAL STOCK

1. CERTIFICATES. Except as otherwise provided in the Articles of Incorporation, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Where the Board has authorized the issuance of some or all of the shares, a shareholder shall be entitled to a stock certificate signed by one of the following: the Chairman of the Board, Chief Executive Officer or President, as well as signed by the Treasurer. The signature of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. The Certificate representing shares shall state upon its face that the Corporation is formed under the laws of the State of Incorporation, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any which the certificate represents. In addition, if the Corporation issues more than one class of stock, the certificate shall set forth on its face or back that the Corporation will furnish to a Shareholder upon request and without charge a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed at the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the same information as required if shares had been authorized to be issued.

2. CONSIDERATION FOR SHARES. Shares of stock may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including but not limited to cash, promissory notes, services performed, or contracts for services to be performed, or other securities of the Corporation.

3. TRANSFER OF CERTIFICATES. Shares will be transferable on the books of the Corporation by the persons named in the certificate or by power of attorney lawfully constituted in writing and upon surrender of the certificate. A record shall be made of every transfer and issue. Whenever any transfer is made for collateral security only and not absolutely, that fact shall be noted in the entry of such transfer.

4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate alleged to have been lost or destroyed. The Board of Directors may, at its discretion, require the owner of the lost or destroyed certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of the new certificate.

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5. REGISTERED SHAREHOLDER. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall receive actual or other notice thereof, except as may be expressly provided by the statutes of the state of incorporation.

6. RECORD DATES. The Board of Directors shall set the record dates for the following actions:

A. VOTING. For the purposes of determining shareholders entitled to notice of and to vote at shareholders meetings or an adjournment of a meeting, a record date which shall not be less than ten nor more than sixty days before the date of the meeting.

B. CONSENT RESOLUTIONS. For the purposes of determining shareholders entitled to express consent or dissent from an action without a meeting, a record date which shall not be more than sixty days before effectuation of the action proposed to be taken or not more than ten days after the Board’s resolution.

C. DISTRIBUTIONS AND OTHER ACTIONS. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right or for any other action, a record date which shall not be more than sixty days before the payment of the dividend or distribution, or allotment of right or other action.

7. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of stock of this Corporation.

8. COMMON STOCK. Except as otherwise expressly provided in the Articles of

Incorporation, each share of common stock of the Corporation shall be entitled to equal, proportionate, and identical dividends and distributions (both annual and liquidating) from the Corporation, notwithstanding anything to the contrary which may be contained herein or in any agreement or document to which the Corporation or any shareholder is a party.

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ARTICLE VI.

INDEMNIFICATION

1. DIRECTORS, OFFICERS AND AGENTS: ACTING IN GOOD FAITH.Except as otherwise provided in the Articles of Incorporation and subject to all of the other provisions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding, if the person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and regarding a criminal action or proceeding, if the person had no reasonable cause to believe their conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and regarding a criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

2. DIRECTORS, OFFICERS AND AGENTS: BASED ON COURT ORDERExcept as otherwise provided in the Articles of Incorporation and subject to all of the provisions of this Article, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or by reason of the fact that they are or were a director, officer, employee or agent of the Corporation, or are or were serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by them in connection with the action or suit, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification, however, shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation except to the extent that the director, officer, employee or agent of the Corporation who is a party or threatened to be made a party to an action, suit or proceeding or to another court of competent jurisdiction and on receipt of an application, the court, after giving any notice it considers necessary orders indemnification based on its determination that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not they met the applicable standard of conduct set forth in Section I and this Section or was adjudged liable as described in this Section, but if they were adjudged liable, their indemnification is limited to reasonable expenses incurred.

3. ACTUAL AND REASONABLE EXPENSES TO ENFORCE MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys’ fees, incurred by them in connection with the action, suit, or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided herein.

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4. DETERMINATION AND EVALUATION OF PAYMENTS. Any indemnification under Sections 1 or 2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because they have met the applicable standard of conduct set forth in Section 1 or 2 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

A.	By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

B.

If a quorum cannot be obtained under subsection A, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

C.	By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

1.	By the Board or its committee in the manner prescribed in subsection A or B.

2.	If a quorum of the Board cannot be obtained under subsection A and a committee cannot be designated under subsection B, by the Board.

D.	By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

E.	By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

In the designation of a committee under subsection B or in the selection of independent legal counsel under subsection C(2), all directors may participate.

If a person is entitled to indemnification under Sections 1 or 2 of these Bylaws for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settle-ment for which the person is entitled to be indemnified.

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5. DISCRETIONARY REIMBURSEMENTS. The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

A. The person furnishes the Corporation a written affirmation of their good faith belief that they have met the applicable standard of conduct set forth in Sections I and 2.

B. The person furnishes the Corporation a written undertaking, executed personally or on their behalf, to repay the advance if it is ultimately determined that they did not meet the standard of conduct. The undertaking required by this subsection must be an unlimited general obligation of the person but need not be secured.

C. A determination is made that the facts then known to those making the determination would not preclude indemnification under the Michigan Business Corporation Act.

Determinations of payments under this section shall be made in the manner specified in Section 4.

6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify them against such liability under this Article.

7. NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement.

8. LIMITATIONS ON INDEMNIFICATION. The total amount of expenses advanced or indemnified from all sources shall not exceed the actual amount of expenses incurred by the person seeking indemnification or advancement of expenses.

9. CONTINUATION OF INDEMNIFICATION. The indemnification provided for in this Article continues as to a person who ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of such person.

10. CORPORATION. For the purposes of this Article, references to the corporation shall include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article regarding the resulting corporation as the person would if they had served the resulting or surviving corporation in the same capacity.

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11. OTHER DEFINITIONS. For the purpose of this Article, “other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person pertaining to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by the director, officer, employee, or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner they reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholder or members” as referred to in Article VI, Sections 1 and 2.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

1. CORPORATION BOOKS AND RECORDS. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board and executive committee, if any. These books, records, and minutes may be kept outside of Michigan. The Corporation shall keep at its Registered Office or office of its transfer agent the records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when each became a shareholder of record.

2. CHECKS. All checks, drafts, orders for the payment of money, notes or evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents of the Corporation, and in such manner, as shall be determined by action of the Board of Directors.

3. FISCAL YEAR. The fiscal year of the Corporation shall end on July 31st of each year.

4. SEAL. The Board of Directors may, in their discretion, obtain a corporate seal for this Corporation which shall be an impression upon paper or wax of a circular device, within which shall be the words “Corporate Seal” surrounded by the name of the Corporation and the state of incorporation within containing circumferential lines. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

5. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock.

6. VOTING STOCK IN OTHER CORPORATIONS. Unless otherwise voted by the Board of Directors, the Chief Executive Officer shall have full power and authority, on behalf of this Corporation, to attend, to act and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, may confer like powers upon any other person or persons.

7. AMENDMENT OF BYLAWS. These Bylaws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of shares entitled to vote at any regular or special meeting of the stockholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at a regular or special meeting of the Board; provided that, any Bylaws made by the affirmative vote of a majority of the Board of Directors as provided herein may be amended, altered changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the stockholders.

Bylaws

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